UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Presstek, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESSTEK, INC.

55 Executive Drive

Hudson, New Hampshire 03051

May 9, 2008

Dear Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Wednesday, June 11, 2008, commencing at 1:30 P.M. local time, at the Waldorf Astoria, 301 Park Avenue, New York, New York. The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return your proxy card in the envelope provided. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY 10004.

Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet. We hope to see you at the meeting.

Cordially,

Jeffrey Jacobson
President and
Chief Executive Officer

PRESSTEK, INC.

55 Executive Drive, Hudson, New Hampshire 03051

Telephone: (603) 595-7000

Fax: (603) 595-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, June 11, 2008 at 1:30 P.M.

To the Stockholders of PRESSTEK, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the “Company” or “Presstek”) will be held on Wednesday, June 11, 2008, commencing at 1:30 P.M. local time, at the Waldorf Astoria, 301 Park Avenue, New York, New York, to consider and to vote upon the following proposals:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders;
2.	To approve the Presstek, Inc. 2008 Omnibus Incentive Plan; and
3.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 7, 2008, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

By order of the Board of Directors,

James R. Van Horn
Vice President, General Counsel and Secretary

May 9, 2008

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PRESSTEK, INC.

 PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, June 11, 2008

This proxy statement is being furnished to holders of common stock, $.01 par value per share (the “Common Stock”) of Presstek, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on Wednesday, June 11, 2008, commencing at 1:30 P.M. local time, and at any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is to be held at the Waldorf Astoria, 301 Park Avenue, New York, New York. The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended December 29, 2007 (“fiscal 2007”), is being mailed contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 9, 2008.

Presstek’s address is 55 Executive Drive, Hudson, New Hampshire 03051. We also maintain executive offices at 2 Greenwich Office Park, Suite 300, Greenwich, Connecticut 06831.

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company’s stockholders will be asked to vote on the matters listed in the accompanying notice of Annual Meeting, namely:

1.    the election of seven directors;

2.    approval of the Presstek, Inc. 2008 Omnibus Incentive Plan; and

3.    such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	Who is entitled to vote?
A:

Stockholders as of the close of business on the record date, May 7, 2008, are entitled to vote their shares of our Common Stock. Each outstanding share of Common Stock is entitled to one vote. At the close of business on the record date, there were 36,602,840 shares of our Common Stock outstanding. The Company has no other voting securities issued and outstanding. Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Q:	How many shares must be present to hold the meeting?
A:

A quorum must be present at the meeting for business to be conducted. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting.

Q:	What if a quorum is not present at the meeting?
A:

If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:

*    You may vote by mail if you complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;

* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

*    You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	How many votes does it take to approve the items to be voted upon?
A:

Directors are elected by a plurality of votes. This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors. All other matters at the meeting will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.
Q:	Who will count the votes?
A:	The Company will designate the Inspector(s) of Elections for the Annual Meeting.
Q:	How will different types of votes be counted?

A.

Votes will be counted and certified by the Inspector(s) of Election. Abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the votes for the matters presented at the Annual Meeting. The proxies received by the management of the Company will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.

Q:	Who is soliciting my proxy?
A.

This solicitation is being made by the Board of Directors of the Company. The Company will bear all costs of soliciting proxies. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company’s officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

Q:	When are the stockholder proposals for the 2009 Annual Stockholders meeting due?
A:

If a stockholder would like a proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, the stockholder must (i) submit the proposal in writing and addressed to the Company’s Secretary no later than January 12, 2009, and (ii) satisfy the conditions established by the Securities and Exchange Commission and the Company’s Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the January 12, 2009 deadline, a stockholder may submit a nomination for director or present a proposal suitable for stockholder action at the Company’s 2009 Annual Meeting if it is submitted to the Company’s Secretary at the address set forth below, although the Company is not obligated to present the matter or nominee in its proxy statement. Our proxy for the 2009 Annual Meeting will give discretionary authority to the proxy holders to vote on all proposals we receive after April 27, 2009.

Any such stockholder proposal or director nomination should be submitted in accordance with the Company’s Certificate of Incorporation and Bylaws to Presstek, Inc., 55 Executive Drive Hudson, New Hampshire 03051; Attention: Secretary of the Company.

Q:	What other information about the Company is available?
A:

Interested parties may submit a request to the Secretary of the Company at the address above for a copy of the Company’s Annual Report on Form 10-K be sent to them by mail. This and other important information about the Company is also available on our Web site at www.presstek.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor, if applicable, is elected and qualified or until the director’s earlier resignation or removal.

The Board currently consists of nine directors. The Board has determined to fix the number of directors at seven following the Annual Meeting and recommends to the stockholders that the seven persons listed below, each of whom is currently serving as a director of the Company, be elected to hold office until the next annual meeting of stockholders and until their respective successors, if applicable, are elected and qualified or until their earlier resignation or removal. The proxies granted by stockholders will be voted for the election as directors of the Company of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee or nominees. Proxies cannot be voted for a greater number of persons than the number of nominees listed below. In any event any of the nominees listed below are unable to serve, it is intended that the proxy will be voted for such other nominees, if any, as are designated by the Board. Each of the persons named below has indicated to the Board that he or she will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ELECTION OF ALL OF THE NOMINATED DIRECTORS.

Director Nominees

The nominees for director and their ages are the following:

John W. Dreyer	70	Chairman of the Board
Jeffrey Jacobson	48	President, Chief Executive Officer and a Director
Daniel S. Ebenstein	65	Director
Dr. Lawrence Howard	55	Director
Steven N. Rappaport	59	Director
Frank D. Steenburgh	64	Director
Donald C. Waite, III	66	Director

John W.  Dreyer has been Non-Executive Chairman of the Board of Directors since June 2006.  Mr. Dreyer has been a director of the Company since February 1996.  Mr. Dreyer served as the Company’s Lead Director from March 2005 until his election as Chairman.  He retired as Chairman and Chief Executive Officer of Pitman Company, a graphic arts and image supplier, in December 2000.

Jeffrey Jacobson has been the President and Chief Executive Officer and a director of the Company since May 2007.  From April 2005 until April 2007, he was a Corporate Vice President and the Chief Operating Officer of Eastman Kodak Company’s Graphic Communications Group, a division formed by the integration of six different Kodak companies into a $3.6 billion global enterprise.  From March, 2000 through March, 2005, Mr. Jacobson served as Chief Executive Officer of Kodak Polychrome Graphics, a $1.7 billion global joint venture between Sun Chemical Corporation and Eastman Kodak.   In all, Mr. Jacobson has 21 years of experience in the graphics arts industry.   Mr. Jacobson is a board member of the Electronic Document Systems Foundation, as well as a board member of the New York University Graphic Communications Management and Technology Advisory Board.

Daniel S. Ebenstein has been a director of the Company since November 1999.  Since 1968, Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein LLP and has been a partner of that firm since 1972.

Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987.  Since March 1997, Dr. Howard has been a general partner of Hudson Ventures, L.P.  (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company.  Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to Hudson Venture Partners, L.P.  Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P.  From 1988 to 1993 he served in various executive positions with the Company, including Chief Executive Officer.  He also serves as a director and Chairman of the Board of iCad, Inc.

Steven N.  Rappaport has been a director of the Company since November 2003.  Since July 2002, Mr. Rappaport has been a partner of RZ Capital, LLC, a private investment firm that also provides administrative services for a limited number of clients.  Mr. Rappaport is currently serving as an independent director and audit committee member with respect to a number of investment portfolios, of which Credit Suisse serves as the investment adviser under the Investment Companies Act of 1940.  Twenty-one of the funds are open-end funds and Mr. Rappaport is the Chairman of these funds.  Seven of the funds are closed-end funds, whose shares are currently listed on the New York Stock Exchange.  Mr. Rappaport also serves as a director of iCad, Inc. and a number of for profit private businesses, and is a member of the Board of Trustees of Washington University in St. Louis.

Frank D. Steenburgh has been a director of the Company since April 2008. From January 2008 until the present, he has served as Chief Marketing Officer of ColorCentric Corporation.  From January 2006 until the present, he has served as President and CEO of Steenburgh & Associates, LLC.  From January 2005 until December 2005 he served as Senior Vice President, Business Growth of Xerox Corporation.  From November 2001 until December 2004 he served as Senior Vice President and Worldwide General Manager, iGen3 Business of Xerox.  Prior thereto he served in various capacities with Xerox.

Donald C.  Waite, III has been a director of the Company since July 2002.  Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an Adjunct Professor at Columbia Graduate School of Business.  Mr. Waite was employed as an executive with McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002.  He remains a member of the McKinsey Investment Committee.  From June 1996 to February 2002, Mr. Waite was one of the three members of McKinsey’s Office of the Managing Director, and Chairman of McKinsey’s Investment Committee and Compensation Committee.  Mr. Waite is a Director Emeritus of McKinsey & Company.  He sits on the Board of Overseers of the Columbia Graduate School of Business and is a member of the board of directors of Guardian Life Insurance Company of America and Information Services Group, Inc.

Directors Michael D. Moffitt and Brian F. Mullaney will end their service as directors on the date of the Annual Meeting.

COMPENSATION OF DIRECTORS

As compensation for services as a director, each non-employee director of the Company receives:

•	A $22,500 annual retainer paid on the first day of July, or a pro-rata portion thereof for directors appointed after July 1 of a given year;
•

Compensation for attendance at meetings in the amount of: (i) $1,500 for each in-person meeting of the Board; (ii) $500 for each telephonic meeting of the Board; (iii) $1,000 for each meeting of the Compensation Committee and Nominating and Corporate Governance Committee; (iv) $1,500 for each meeting of the Audit Committee; and (v) $500 for each meeting of other committees of the Board. The Chairman of the Audit Committee also received an annual retainer of $7,500, paid on the first day of July each year during his term. Compensation for meeting attendance is paid to non-employee directors on a quarterly basis;

•

Upon joining the Board, each new non-employee director is granted an option to purchase 25,000 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of our Common Stock on the date the option was granted. These options are fully exercisable on the first anniversary of the date of grant; and

•

On the Company’s first business day of July, each non-employee director is granted an option to purchase 15,000 shares of Common Stock at an exercise price per share equal to the closing price of our Common Stock on that date. These options are fully exercisable on the first anniversary of the date of grant.

On June 7, 2006, the Board elected John W. Dreyer, who was then serving as Lead Director, to the position of Chairman of the Board. At that time, the Board set the compensation of the office of Chairman of the Board to be the same as Mr. Dreyer was receiving as Lead Director, which was a $50,000 annual fee for his service as Lead Director, in addition to continuing to receive all director compensation customarily paid by the Company to its non-employee directors.

On August 2, 2006, the Compensation Committee of the Board of Directors of the Company approved an increase in the compensation amount for the Chairman of the Board of Directors for the Company, a position currently held by Mr. Dreyer. Under the revised compensation plan, the annual cash compensation of the Chairman was increased from $50,000 per year to $150,000 per year retroactive to June 7, 2006, the date of Mr. Dreyer’s election to the position of Chairman of the Board. On January 1, 2008, the Board reduced the annual cash compensation of the Chairman to $100,000. In addition, the Chairman of the Board is eligible to receive additional annual bonuses as may be deemed appropriate by the Board of Directors. On January 2, 2007, in recognition of his contributions to the Company during 2006, the Compensation Committee of the Board of Directors of the Company granted Mr. Dreyer a ten year option to purchase 50,000 shares of Common Stock at an exercise price of $6.36 per share, which was the closing price of Common Stock on December 29, 2006. The option vested in full on the first anniversary of the grant date.

In fiscal 2007 due to significant additional responsibilities Mr. Dreyer performed as a director for the Company during the transition to a new executive team, on February 26, 2007, the Board granted Mr. Dreyer a ten year option to purchase 100,000 shares of Common Stock at an exercise price of $6.29 per share, the closing price of Common Stock on such date, and on December 11, 2007, the Board granted Mr. Dreyer a ten year option to purchase 50,000 shares of Common Stock at an exercise price of $5.89 per share, the closing price of Common Stock on such date. Each of these options vest in full on the first anniversary of the respective grant dates.

Including, and in addition to, the option grants described herein, directors of the Company are generally eligible to be granted stock options or stock-based awards under the 2003 Plan and will be eligible for grants under the 2008 Omnibus Incentive Plan proposed for approval by the stockholders at the 2008 Annual Meeting. The Board or the Compensation Committee has discretion to determine the number of shares subject to each award, the exercise price and other terms and conditions thereof. The 2003 Plan provides for the grant of any or all of the following types of awards: (i) stock options; (ii) stock issuances; and (iii) other equity interests in the Company. Awards may be granted singly, in contribution, or in tandem, as determined by the Board or the Compensation Committee. The 2008 Plan is described below in this proxy statement under the heading “Proposal 2 - Approval of the Presstek, Inc. 2008 Omnibus Incentive Plan”.

The following table sets forth the cash compensation earned and options to purchase Common Stock granted to all persons who served as a non-employee director of the Company in fiscal 2007:

Director	Fees Earned or Paid in Cash ($)(1)	Options Awards ($)(2)	Total ($)
John W. Dreyer	181,500	571,176	752,676
Daniel S. Ebenstein	31,000	69,722	100,722
Dr. Lawrence Howard	53,500	69,722	123,222
Michael D. Moffitt	32,500	69,722	102,222
Brian F. Mullaney	34,000	69,722	103,722
Steven N. Rappaport	61,000	69,722	130,722
Donald C. Waite, III	50,000	69,722	119,722

(1)	This column reports the amount of cash compensation earned in 2007 for Board and Committee service.

(2)

The dollar amounts in this column represent the compensation cost, adjusted as described below, recorded in our audited financial statements for fiscal 2007 of Common Stock option awards made to the directors. These amounts have been calculated in accordance with SFAS No. 123R disregarding the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The grant date fair value of options granted in 2007 was $69,015 for each of the non-employee directors in the table, except for Mr. Dreyer for whom the aggregate grant date fair value of all options granted in 2007 was $792,815. The aggregate number of shares subject to all options outstanding held by the respective non-employee directors in the table at December 29, 2007 were 360,092 for Mr. Dreyer, 80,000 for Mr. Ebenstein, 80,000 for Dr. Howard, 62,500 for Mr. Moffitt, 55,000 for Mr. Mullaney, 77,500 for Mr. Rappaport, and 75,000 for Mr. Waite.

BOARD OF DIRECTORS’ MEETINGS

During the fiscal year ended December 29, 2007, the Board of Directors held eight meetings. During the year, each of the Company’s directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of all committees on which each director served. Additionally, all of the directors then in office attended the Annual Meeting of Stockholders in 2007. Directors are encouraged to attend the annual meeting of stockholders but are not required to do so.

BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE

The Board has determined, in accordance with Nasdaq Marketplace Rule 4200(a)(15), that each of the following directors is an “independent director” as such term is defined in Nasdaq listing standards: Messrs. Ebenstein, Moffitt, Mullaney, Rappaport, Steenburgh, Waite and Dr. Howard. The Board of Directors has also determined that each member of the three standing committees of the Board met the independence requirements applicable to those committees prescribed by Nasdaq. Because Mr. Dreyer received substantial additional compensation as a director for significant additional responsibilities he performed for the Company during the transition to a new executive team in 2007, the Board determined that Mr. Dreyer should not be considered independent at this time.

COMMUNICATIONS WITH THE BOARD

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Web site at www.presstek.com/investors/hotline.html.

AUDIT COMMITTEE

The Company has an Audit Committee of the Board established in accordance with section 3(a)(58)(A) of the Securities Act of 1934, as amended. The Audit Committee, which oversees the audit and financial procedures of the Company, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently comprised of Mr. Rappaport as Chair, Dr. Howard and Mr. Waite. The Company’s Board of Directors has determined that Mr. Rappaport, who qualifies as an independent director under Nasdaq listing standards, is also “an audit committee financial expert” as such term is defined by a regulation of the Securities and Exchange Commission (“SEC”). The Audit Committee held 12 meetings during fiscal 2007. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Web site at www.presstek.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee of the Board, which is comprised of Mr. Waite as Chair and Messrs. Ebenstein and Moffitt. The Nominating and Corporate Governance Committee held one meeting during fiscal 2007. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s Web site at www.presstek.com.

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board and is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as age, understanding of and achievements in manufacturing, technology, finance and marketing, international experience and culture. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also reviews the functions of the Company’s senior executives and recommends any changes it believes are necessary.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by management. Frank D. Steenburgh was appointed by the Board on April 8, 2008 to a new Board seat. Mr. Steenburgh was recommended to the Governance Committee for service on our Board by a non-management director. In fiscal year 2007, Presstek did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Corporate Governance Committee will consider candidates proposed by stockholders, and has from time to time received unsolicited candidate proposals from stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as used for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to Presstek, Inc., 55 Executive Drive Hudson, New Hampshire 03051; Attention: Secretary of the Corporation.

THE COMPENSATION COMMITTEE

The Company has a Compensation Committee of the Board (the “Compensation Committee”), which is currently comprised of Dr. Howard as Chair and Messrs. Rappaport and Mullaney. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Web site at www.presstek.com. The Compensation Committee held four meetings during fiscal 2007, and on other occasions acted through unanimous consents in lieu of meetings. The Compensation Committee sets the compensation of the executive officers of the Company and makes recommendations to the Board regarding the compensation of the members of the Board. Generally, management is not involved in the setting of compensation for the executive officers, except that the Chief Executive Officer participates in discussions related to compensation for all other executive officers. The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee chairperson reports on Compensation Committee actions and recommendations at Board meetings. Each of the actions of the Compensation Committee taken in fiscal 2007 was ratified by the Board. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In fiscal 2007, the Compensation Committee retained Pearl Meyer & Partners as a compensation consultant to provide the Committee with independent analysis and competitive market data in connection with the Committee’s negotiation of a compensation arrangement with Mr. Jacobson, who joined the Company in May 2007 as President and Chief Executive Officer. The Committee also used compensation survey data acquired from Radford Consulting.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company and their ages are:

Name	Age	Position

Jeffrey Jacobson	48	President, Chief Executive Officer, Director

Jeffrey A. Cook	53	Executive Vice President, Chief Financial Officer, and Treasurer

Mark J. Levin	51	President, Americas Region

James R. Van Horn	52	Vice President, General Counsel and Secretary

Biographical information for Mr. Jacobson can be found above in the section entitled “Election of Directors”.

Jeffrey A. Cook was appointed Senior Vice President, Chief Financial Officer and Treasurer in February 2007 and appointed Executive Vice President in February 2008.  From July 2005 until February 2007 he was self-employed.  Prior thereto, he served as Senior Vice President and Chief Financial Officer of Kodak Polychrome Graphics, a joint venture between Eastman Kodak Company and Sun Chemical Corporation.

Mark J. Levin was appointed President, Americas Region in November 2007.  From October 2005 until March 2007 he served as President-Commercial Group of Sun Chemical Corporation.  From October 2003 until October 2005 he served as President-Publication Inks of Sun Chemical.  Prior thereto, he served as Senior Vice President of Heidelberger Druckmaschinen.

James R. Van Horn was appointed Vice President and General Counsel of the Company in October 2007 and Secretary in December 2007.  From January 2007 until October 2007 he served as a consultant to Sun-Times Media Group, Inc.  From March 2004 to January 2007 he served as Vice President, General Counsel and Secretary of Sun-Times Media Group, Inc.  Prior thereto he served as Chief Administrative Officer, General Counsel and Secretary of NUI Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

During 2007 the Company experienced a transition to a new executive leadership team. The Board of Directors and its Compensation Committee (the “Committee”) spent significant effort in recruiting a new President and Chief Executive Officer, Jeffrey Jacobson, and a new Executive Vice President and Chief Financial Officer, Jeffrey A. Cook, to the Company. Since the arrival of these two new executive officers, the Committee has worked closely with them to recruit additional executive officers and other members of the Company’s new senior management team.

As part of this process, the Committee has further developed its compensation processes and the structure of the Company’s compensation programs, with a stronger emphasis going forward on performance-based compensation. Results of this enhanced process and structure are reflected in the compensation arrangements of the Company’s new executives. In accordance with SEC rules, the following discussion primarily addresses the compensation paid to the current and former executive officers included in the Summary Compensation Table (referred to as the “named executive officers”) during 2007 and also discusses the philosophy, objectives and component parts of our enhanced executive compensation program.

Mr. Jacobson and Mr. Cook are the only two current executive officers who are listed as named executive officers in the Summary Compensation Table. Our other current executive officers were hired in the fourth quarter of 2007 and their total compensation in fiscal 2007 did not exceed the minimum threshold for inclusion of an individual executive officer’s compensation in the Summary Compensation Table and the other executive compensation disclosure in this proxy statement under SEC rules.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to provide a total compensation package that aligns the interests of management with those of our stockholders, motivates management to profitably achieve our strategic growth and annual operating objectives and enables us to attract and retain talented executives.

We seek to align management’s interests with those of our stockholders by using equity-based long-term incentive awards. These awards consist of stock options that vest over time, and serve not only as a retention tool, but also as a means to encourage enhanced performance of our Common Stock since executives obtain the opportunity for financial rewards only when the stock price increases. Starting in 2008 and going forward, we will also align management’s interests with those of our stockholders by basing a significant portion of targeted annual cash incentive awards on our annual performance against pre-established financial targets, so that executives receive greater incentives when the Company achieves its financial goals.

We seek to motivate management to achieve growth and operating objectives by designing compensation programs that reward the achievement of pre-determined performance objectives in areas that the Committee believes are critical to the Company’s success.

We seek to attract and retain talented executives by ensuring that the compensation opportunities provided to them are competitive in relation to similar positions at comparable organizations and by ensuring retention through time-vested equity-based incentive awards. We do this by using compensation survey data for the relevant position, including levels within different elements of compensation (base salary, annual bonus, long-term incentives and fringe benefits), to make sure that the compensation package that we provide to an executive has a total value that is at least near the mid-point for total compensation within the applicable survey data, and that the various elements of compensation for the position present an appropriate mix for the position.

Components of the Compensation Program

The Company’s executive compensation program is comprised of the following components, in support of our executive compensation philosophy.

Base Salary. Base salary is based upon competitive market data derived from compensation surveys, such as those used in 2007 and described below, as well as compensation information derived from search firms in connection with the Company’s recruitment of new executives. Our objective is to pay competitive base salaries in order to attract and retain talented executives. Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

Annual Incentive Program. Annual cash incentive opportunities provided to executives are based upon the achievement of targeted performance levels in specific categories. These incentives are designed to reward performance, to align the interests of management with those of stockholders, and to provide market competitive compensation opportunities to executives. In 2007, as part of their employment agreements and to induce them to become employed by the Company, Messrs. Jacobson and Cook received guaranteed bonuses. Beginning in 2008 we intend to pay our executives primarily performance-based bonuses.

Long-Term Incentive Program. Time-vested equity compensation in the form of stock options and other equity based awards provided to executives are and will be designed to reward performance, to serve as a retention tool to align the interests of management with those of stockholders, and to provide market competitive compensation opportunities to executives.

Benefits/Perquisites. We provide corporate executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, short- and long-term disability, 401(k) plan with company match, and an employee stock purchase plan. In addition, we also provide certain executives with a car allowance or Company-provided automobile and reimbursement of gas and parking expenses.

In addition, certain executives, including Messrs. Jacobson and Cook, are parties to employment agreements with us that that provide compensation if the executive’s employment is terminated under specified circumstances. These agreements also provide for certain severance payments if there is a change in control and the executive is terminated without cause or the executive leaves for good reason, as defined in the agreements. These agreements help us to attract talented executives, reduce the potential for employment litigation and avoid the loss of our executives to our competitors and other companies.

Compensation Committee

Our executive compensation programs are overseen and administered by the Committee, is comprised of three independent members of the Board. The current members of the Committee are Dr. Lawrence Howard (Chairman), Brian F. Mullaney and Steven N. Rappaport. The Committee’s charter charges it with various duties and responsibilities, including responsibility for establishing annual and long-term performance goals for the Company’s elected officers, including the compensation and evaluation of the performance of executive officers. The Committee’s charter is reviewed annually and can be found on our website at www.presstek.com.

Management’s Role in Compensation

The President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President of Human Resources and the Vice President, General Counsel and Secretary often attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters.

The President and Chief Executive Officer recommends to the Committee increases or changes in compensation for executive officers other than himself, based on his assessment of each individual’s performance, contribution to the Company’s results and potential for future contributions to our success. The Committee meets in executive session without any members of management present to review the performance and compensation of the President and Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to these proposals. The Committee has ultimate responsibility for approving and setting compensation levels for the Company’s executive officers, other than the Chief Executive Officer, with respect to whom the Committee makes recommendations to the full Board.

Compensation Consultants

In 2007 the Committee retained Pearl Meyer & Partners as a compensation consultant to provide the Committee with independent analysis and competitive market data in connection with the Committee’s negotiation of a compensation arrangement with Mr. Jacobson, who joined the Company in May 2007 as President and Chief Executive Officer. The Committee also used compensation survey data acquired from Radford Consulting.

Setting Compensation Levels

During 2007 the Board of Directors recruited and hired a new executive management team. In determining the compensation to be paid to Mr. Jacobson as President and Chief Executive Officer, the Committee utilized competitive market information developed by Pearl Meyer & Partners. The Committee considered several factors in determining the amount and components of Mr. Jacobson’s compensation. The Committee considered, among other things:

•	the Board’s strong desire to hire Mr. Jacobson due to his reputation for successfully leading other businesses in the industry to significantly improved financial performance,
•	Mr. Jacobson’s then current compensation level, as well as the components of his compensation,
•	the competitive market information provided to the Committee by Pearl Meyer & Partners, and
•

the desire of the Committee to provide Mr. Jacobson with a competitive total compensation and benefit package that would attract him to accept the Company’s offer of employment, and that would align strongly align his interests to those of the Company’s stockholders by providing a significant incentive to enhance stockholder wealth.

In performing a compensation analysis with respect to the Committee’s negotiations with Mr. Jacobson, Pearl Meyer & Partners examined compensation data from certain companies included in its CHiPS executive compensation survey. The companies included in the analysis are technology companies with less than $1 billion in revenues, with a median revenue size of $296 million and the 75th percentile revenue size of $561 million. The comparator group of companies used for this purpose were:

Coherent	Gerber Scientific	JDS Uniphase Corp.
Electronics for Imaging	GSI Group	ROFIN SINAR Technologies
Excel Technology	Imation Corp.	Zebra Technologies

The consideration of these factors, and the negotiations between the Company and Mr. Jacobson, resulted in a compensation reflected in an employment agreement consisting of the following elements:

•	a starting base salary of $600,000 per year which will increase over the four-year term of his employment agreement,
•	guaranteed annual bonus of $400,000 for 2007,
•	a target annual cash incentive opportunity of 66.7% of base salary for 2008 which will increase over the four-year period of his employment agreement,
•	a signing bonus of 300,000 shares of the Company’s Common Stock, and
•

and a non-qualified stock option to purchase 1,000,000 shares of Common Stock with an exercise price of $6.14 per share, with an option for 200,000 shares vesting immediately and options for the remaining 800,000 shares vesting ratably over the four-year term of the employment agreement.

The employment agreement also provides for certain severance payments if Mr. Jacobson’s employment is terminated under specified circumstances, and provides for certain payments and benefits in the event that Mr. Jacobson’s employment is terminated following a change in control of the Company. The Committee believes that this compensation package achieved the Committee’s objectives of providing a competitive compensation and benefit package to Mr. Jacobson that strongly aligns his interests with those of stockholders.

The terms of Mr. Jacobson’s employment agreement are more fully described below in this proxy statement under “Discussion Concerning Summary Compensation and Grants of Plan-Based Awards Tables – Employment Agreements”.

With respect to establishing compensation levels for those executives other than the President and Chief Executive Officer, including Mr. Cook, the Committee considers competitive market survey data. During 2007 the Committee considered data from the Radford Executive Survey, using as comparator companies those that are similar to the Company in terms of industry, annual revenue and complexity of operations. The companies in this comparator group are:

Acer America	Formfactor	Newport
Adaptec	Fujitsu America	Nikon Precision
Advanced Energy Industries	GSI Group	Photronics
Axcelis Technologies	Hitachi High Technologies America	Planar Systems
Bowe Bell & Howell	Hutchinson Technologies	Radisys
Brooks Automation	Infocus	SGI
Coherent	Intermec	Sumco USA Phoenix
Cray	Intevac	TDK Electronocs
Credence Systems	Iomega	Tokyo Electron US
Cymer	ION	Varian Semiconductor
Datalogic Scanning	ITRON	Veeco Instruments
Dolby Laboratories	Kulicke and Soffa	Verifone
Dot Hill Systems	Leapfrog Enterprises	Verigy
Electro Scientific Industries	Mattson Technologies	WD Media
Emulex	Mercury Computer Systems	WMS Gaming
Entegris	Merix	Xerox International Partners
Flir Systems	Navteq	Xyratex International
Zebra Technologies

The compensation program established by the Committee for executives other than the President and Chief Executive Officer is designed to provide executives with a total compensation package and to provide elements of the package (base salary, annual cash incentive, long-term incentive and fringe benefits) that are competitive, in each case as determined with respect to position and responsibilities of each executive relative to the compensation survey data used by the Committee. In addition to determining appropriate compensation levels in this manner, in 2007 the Committee also approved an employment agreement with Mr. Cook, the Company’s Executive Vice President and Chief Financial Officer. The agreement provides for certain severance payments if Mr. Cook is terminated under specified circumstances, and provides for certain payments and benefits in the event that Mr. Cook’s employment is terminated following a change in control of the Company. The terms of Mr. Cook’s employment agreement are more fully described below in this proxy statement under “Discussion Concerning Summary Compensation and Grants of Plan-Based Awards Tables – Employment Agreements”.

2008 Annual Incentive Program

With respect to 2008, the amount of the annual bonus that each of the current executive officers of the Company will receive, if any, is based on the achievement of pre-established performance goals relating to our annual operating profit. The Committee determined the terms of the 2008 bonus opportunities for the current executive officers.

Compensation of Former Executive Officers

The compensation of the former executive officers included in the Summary Compensation Table was also established consistent with the Committee’s compensation philosophy described above. Compensation provided to these former executive officers in fiscal 2007 consisted predominantly of salary and termination of employment and separation payments determined principally by pre-existing employment agreements. These agreements are more fully described below in this proxy statement under “Discussion Concerning Summary Compensation and Grants of Plan-Based Awards Tables – Termination of Employment Agreements with Former Executive Officers”.

Tax and Accounting Implications

In general, under Section 162(m) of the Internal Revenue Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Committee has generally structured its compensation policies without regard to the deduction limitations imposed by Section 162(m) of the Code. The Board is recommending the adoption by stockholders of the 2008 Omnibus Incentive Plan. If adopted, going forward this plan would allow for compensation to be structured by the Committee in a manner that would allow for the deductibility of compensation without limitations imposed by Section 162(m) of the Code.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and in the Proxy Statement for the 2008 Annual Meeting of Stockholders.

Dr. Lawrence Howard, Chairman
Steven N. Rappaport
Brian F. Mullaney

Summary Compensation Table For Fiscal 2007 And Fiscal 2006

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation paid or accrued by us for the fiscal years ended December 29, 2007 (“fiscal 2007”) and December 30, 2006 (“fiscal 2006”) by our Chief Executive Officer; our Chief Financial Officer; our former Chief Executive Officer; our former Chief Financial Officer; and two former executive officers whose employment with the Company terminated in fiscal 2007 (collectively, the “named executive officers”). Other than our Chief Executive Officer and our Chief Financial Officer, none of our current executive officers serving as such on the last date of 2007 earned total compensation (as determined under applicable SEC rules) greater than $100,000 in fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey Jacobson, President and Chief Executive Officer (5)	2007	362,306	400,000	1,500,000	1,031,640	- -	14,047	3,307,993
Jeffrey A. Cook, Executive Vice President and Chief Financial Officer (6)	2007	219,997	137,500	--	270,857	--	24,219	652,573
Edward J. Marino Former President and Chief Executive Officer (7)	2007 2006	225,004 450,008	-- --	-- --	-- --	-- --	713,689 116,877	938,693 566,885
Moosa E. Moosa, Former Executive Vice President and Chief Financial Officer (8)	2007 2006	84,621 261,555	-- --	-- --	-- --	-- --	396,887 16,532	481,508 278,087
Peter A. Bouchard, Former Vice President, International Business Development (9)	2007 2006	185,016 185,016	- - --	-- --	-- --	64,750 --	219,761 17,339	469,527 202,355
Quentin C. Baum, Former Managing Director, Europe (10)	2007 2006	120,788 171,087	-- 25,000	-- --	-- --	26,346 25,662	64,405 39,259	211,539 261,008

(1) Bonus payments to Messrs. Jacobson and Cook were made pursuant to their employment agreements. See “Discussion Concerning Summary Compensation and Grants of Plan-Based Awards Table – Employment Agreements” below.

(2) The dollar amounts in the Stock Awards and Option Awards columns represent the compensation cost, adjusted as described below, recorded in our audited financial statements for fiscal 2007 and fiscal 2006 of Common Stock and Common Stock option awards made to the named executive officers. These amounts have been calculated in accordance with SFAS No. 123R disregarding the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(3) Amounts in this column represent performance-based bonuses paid to Messrs. Bouchard and Baum. For more information on these bonuses, see footnote (1) to the Grants of Plan-Based Awards in Fiscal 2007 table.

(4) The compensation represented by the amounts for 2007 set forth in the All Other Compensation column for the named executive officers are detailed in the following table.

Name	401(k) Savings Plan ($)(a)	Group Term Life Insurance ($)(b)	Tax-Qualified U.K. Retirement Plan ($)(c)	Automobile Allowance ($)(d)	Other Benefits ($)(e)	Termination Payments and Benefits ($)(f)
Jeffrey Jacobson	--	952	--	7,385	5,710	--
Jeffrey A. Cook	4,050	1,093	--	9,692	9,384	--
Edward J. Marino	2,031	1,935	--	13,000	2,450	694,273
Moosa E. Moosa	1,946	308	--	13,000	1,883	379,750
Peter A. Bouchard	4,050	356	--	13,000	3,163	199,192
Quentin C. Baum	--	--	23,855	11,278	--	29,272

(a) Consists of Company matching contributions to the Company’s 401(k) savings plan.

(b) Consists of Company-paid premiums for life insurance benefits.

(c) Consists of Company matching contributions to a UK, tax-qualified retirement plan.

(d) Consists of amounts in respect of car allowances paid to each named executive officer.

(e) Consists of reimbursements of expenses for gas, lodging and meals.

(f) Consists of amounts paid or payable to the former executive officers pursuant to employment, severance and separation agreements and other benefits paid or payable to these executives upon their respective terminations of employment in fiscal 2007. See “Discussion Concerning Summary Compensation and Grants of Plan-Based Awards – Termination of Employment Agreements” below.

(5)	Mr. Jacobson commenced employment with the Company in May 2007.

(6)	Mr. Cook commenced employment with the Company in February 2007.

(7)	Mr. Marino’s employment with the Company terminated in May 2007.

(8)	Mr. Moosa’s employment with the Company terminated in February 2007.

(9)	Mr. Bouchard’s employment with the Company terminated in December 2007.

(10) Mr. Baum’s employment with the Company terminated on August 31, 2007. Amounts for Mr. Baum that were earned in British pounds have been converted for fiscal 2006 at a rate of £1.00 : $1.9618, based on the exchange rate on the last business day of fiscal 2006 and for fiscal 2007 at a rate of £1.00 : $2.0139, based on the exchange rate on the date of Mr. Baum’s termination of employment with the Company.

Grants of Plan-Based Awards in Fiscal 2007

The following table provides information with respect to individual incentive bonus arrangements (non-equity incentive plan awards), stock awards and stock options granted during the fiscal 2007 to the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Options Awards ($)(3)
		Target	Maximum

Jeffrey Jacobson	May 10, 2007 May 10, 2007	--	--	300,000 --	-- 1,000,000(4)	-- 6.14	1,500,000 2,579,100

Jeffrey A. Cook	February 27, 2007	--	--	--	250,000(5)	6.01	886,450

Edward J. Marino	--	--	--	--	--	--	--

Moosa E. Moosa	--	--	--	--	--	--	--

Peter A. Bouchard	March 1, 2007	74,000	92,500	--	--	--	--

Quentin C. Baum	March 1, 2007	26,346	--	--	--	--	--

(1)

Messrs. Bouchard and Baum each participated in a performance-based bonus plan. Under Mr. Bouchard’s bonus plan, he was eligible to receive a target bonus equal to 40% of his base salary if certain performance goals were met and a maximum bonus equal to 50% of his base salary if the performance goals were exceeded. This bonus was paid to him on a quarterly basis. Under Mr. Baum’s bonus plan, he was eligible to receive a target bonus equal to 30% of his base salary if certain performance goals were met. This bonus was paid to him on a semi-annual basis. Each executive had to be employed by the Company on the date the bonus was paid in order to receive payment under the plan. The performance goals under the bonus plans for both executives related to achievement of certain revenue and margin targets. The amounts in the table represent the target bonus amount payable with respect to the entire 2007 fiscal year for each executive and, in the case of Mr. Bouchard, the maximum bonus payable with respect to the entire 2007 fiscal year. The actual amounts paid to Messrs. Bouchard and Baum with respect to these bonus programs is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)

Under the terms of Mr. Jacobson’s employment agreement, the exercise price of the option granted to Mr. Jacobson was determined by the average closing price of a share of Common Stock for the five days immediately prior to the date he commenced employment and was granted the option. The closing price of a share of Common Stock on May 10, 2007 was $6.05. The exercise price for Mr. Cook’s option was the closing price of a share of Common Stock on the date the option was granted.

(3)

The grant date fair values of awards have been determined in accordance with SFAS No. 123R, using the assumptions included in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(4)

The shares of Common Stock subject to this option vest as follows: 20% of the shares subject to this option vested on the date of grant, and an additional 20% will vest on each of January 1, 2008, 2009, 2010 and 2011, subject to Mr. Jacobson remaining employed on each such date, except as provided as follow. The option will vest in full upon a termination of Mr. Jacobson’s employment without cause, a termination of his employment by Mr. Jacobson with good reason or due to his disability or death, a change in control of the Company or the giving of a notice of non-renewal of the employment term by either party. Each portion of the option that vests will remain exercisable for five years after the applicable vesting date.

(5) The shares of Common Stock subject to this option vest as follows: 41,666 were vested on the date of grant and the remaining 208,334 shares subject to the option will vest in equal annual installments on the first five anniversaries of the date of grant, subject to Mr. Cook remaining employed on each such date, except that the option will vest in full upon a change in control of the Company or upon his death or disability, or the giving of a notice of non-renewal of the initial employment term by the Company.

Discussion Concerning Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreements

Employment Agreement with Mr. Jacobson. We have entered into an employment agreement with Mr. Jacobson. The terms of this agreement that relate to his compensation are described below. The terms that relate to termination and change in control are set forth in the section below entitled “Potential Payments Upon Termination Or Change In Control – Termination Provisions of Employment and Severance Arrangements with Mr. Jacobson and Mr. Cook.”

The Company entered into this employment agreement on May 10, 2007 (referred to as the “effective date”). The agreement provides for a four-year term of employment for Mr. Jacobson, which will automatically be extended for one-year periods on each anniversary of the effective date, starting on the fourth anniversary, unless either the Company or Mr. Jacobson gives 180 days written notice of non-renewal.

The agreement provides for the following compensation and benefits for Mr. Jacobson:

•

The agreement sets forth an initial base salary of $600,000 for the first year of the term of the agreement. The base salary will be increased to no less than $633,000 in the second year of the term, no less than $667,000 in the third year of the term and no less than $700,000 in the fourth year of the term. Once increased, the base salary cannot be decreased without Mr. Jacobson’s consent.

•

The agreement provides that Mr. Jacobson will be entitled to a guaranteed cash bonus of $400,000 for 2007, which would be pro-rated if his employment commenced after May 15, 2007. Beginning with calendar year 2008, Mr. Jacobson is eligible to receive an annual discretionary bonus targeted at 66.67% of his annual base salary (which target bonus percentage will be increased to 75% and 100% in 2009 and 2010, respectively). The target bonus will be paid based on Mr. Jacobson’s achievement of certain goals and objectives to be determined by the Board in consultation with Mr. Jacobson.

•

Pursuant to the agreement, on the effective date, Mr. Jacobson was granted as a signing bonus 300,000 shares of Common Stock and, on this same date, an option to purchase 1,000,000 shares of Common Stock, subject to the terms set forth in note (3) to the Grants Of Plan-Based Awards In Fiscal 2007 table above.

•

Mr. Jacobson is also entitled to participate in the Company’s benefit plans, including pension, retirement, life insurance and medical insurance plans (if so adopted by the Company). He is also entitled to a car allowance in the amount of $1,000 per month and, by subsequent agreement, reimbursement for gasoline, tolls and parking.

Employment Agreement with Mr. Cook. We have entered into an employment agreement with Mr. Cook. The terms of this agreement that relate to his compensation are described below. The terms that relate to termination and change in control are set forth under “Potential Payments Upon Termination Or Change In Control – Termination Provisions of Employment and Severance Arrangements with Mr. Jacobson and Mr. Cook.”

The Company entered into this employment agreement on February 27, 2007. The agreement provides for a three-year term of employment for Mr. Cook, which will automatically be extended for one-year periods on each anniversary of the date he commenced employment, starting on the third anniversary, unless either the Company or Mr. Cook gives 180 days written notice of non-renewal.

The agreement provides for the following compensation and benefits for Mr. Cook:

•	The agreement sets forth an initial base salary of $275,000, which will be reviewed at least annually. The base salary cannot be decreased without Mr. Cook’s consent.
•

The agreement provides that Mr. Cook will be entitled to a guaranteed cash bonus of $165,000 for 2007, which is pro-rated based on the number of full months he was employed during 2007. Beginning with calendar year 2008, Mr. Cook is eligible to receive an annual discretionary target bonus of up to 60% of his annual base salary. The actual amount of the bonus will be based on Mr. Cook’s achievement of certain goals and objectives to be determined by the Board.

•

Pursuant to the agreement, Mr. Cook was granted an option to purchase 250,000 shares of Common Stock, subject to the terms set forth in note (5) to the Grants Of Plan-Based Awards In Fiscal 2007 table above.

•

Mr. Cook is also entitled to participate in the Company’s benefit plans, including pension, retirement, life insurance and medical insurance plans (if so adopted by the Company). He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline, tolls and parking.

Termination of Employment Agreements with Former Executive Officers

In prior years we entered into employment agreements with each of Messrs. Marino, Moosa, Bouchard and Baum. Each of these agreements provided for a term of employment of three years, which was automatically extended annually on each anniversary of the agreement for one additional year unless timely notice of non-renewal was given by one of the parties. The agreements provided for compensation in the form of salary and discretionary bonuses. Each agreement provided the executive with the opportunity to be granted equity awards in the form of stock option awards, as well as participation in employee benefit plans, vacations, and fringe benefits. The agreement with Mr. Baum provided for the payment of severance benefits in the event of termination by the Company other than for cause equal to 18 months of base salary. The agreements with Messrs. Moosa and Bouchard provided for the payment of severance benefits in the event of termination by the Company other than for cause equal to 12 months of base salary. Mr. Bouchard was also entitled to this severance amount if he terminated his employment for good reason. In Mr. Baum’s case, the 18-month period was defined as a “notice period” in accordance with U.K. law. If Mr. Baum terminated his employment with the Company, he was required to give three months notice to the Company.

The agreement with Mr. Marino provided for severance payments for not less than 18 nor more than 24 months, in the event of termination other than for cause, and 12 months in the event of a voluntary non-renewal of the agreement by the Company.

Separation Payments to Mr. Marino. The aggregate amount paid and payable to Mr. Marino pursuant to the terms of his employment agreement is included in the All Other Compensation column of the Summary Compensation Table as detailed in note (4) thereto. This amount consists of 18 months of his base salary, as in effect at the time of termination, and the value of Mr. Marino’s continued coverage under the Company’s health and benefit plans through February 2, 2008, the end of the original term of the employment agreement.

Separation Agreements with Mr. Moosa. We and Mr. Moosa entered an agreement with regard to Mr. Moosa’s February 27, 2007 termination of employment with the Company. Pursuant to the agreement, we and Mr. Moosa agreed to the terms of Mr. Moosa’s separation from the Company, including the following:

•

Mr. Moosa would be paid cash severance and other payments within 10 days of the agreement in the aggregate amount of $298,500, $275,000 of which represents 12 months of Mr. Moosa’s base salary at the rate in effect at the time of his termination and an additional payment to release all potential claims against the Company equal to $23,500.

•

Mr. Moosa be entitled to continued coverage under the Company’s health and benefit plans and the continued provision of an automobile allowance through February 2, 2008, the end of the original term of the employment agreement.

•	We would make all payments otherwise payable by Mr. Moosa under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the period from March 1, 2007 through February 29, 2008.
•	The Company and Mr. Moosa would each release the other from any claims.

•	Except as provided for in the agreement, all other benefits under any Company benefit plan, program, contract or practice would terminate as of February 27, 2008.

The aggregate amount paid and payable to Mr. Moosa pursuant to the terms of the separation agreement, including the value of Mr. Moosa’s continued coverage under the Company’s health and benefit plans through February 29, 2008, is included in the All Other Compensation column of the Summary Compensation Table as detailed in note (4) thereto.

Separation Payments to Mr. Bouchard. The aggregate amount paid and payable to Mr. Bouchard pursuant to the terms of employment agreement is included in the All Other Compensation column of the Summary Compensation Table as detailed in note (4) thereto. This amount consists of 12 months of his base salary, as in effect at the time of termination, his quarterly bonus for the last quarter of 2007 and the value of the Company-paid portion of COBRA premiums through December 31, 2008 (if Mr. Bouchard gains substantially equivalent coverage from a new employer prior to such date, however, he will cease to receive this benefit).

Separation Payments to Mr. Baum.  The aggregate amount paid and payable to Mr. Baum pursuant to the terms of his employment agreement is included in the All Other Compensation column of the Summary Compensation Table as detailed in note (4) thereto. This amount consists of two months of base salary, which represents payment in lieu of the required notice period described above.

Outstanding Equity Awards at End of Fiscal 2007

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey Jacobson	200,000	-- 200,000 (1) 200,000 (1) 200,000 (1) 200,000 (1)	6.14 6.14 6.14 6.14 6.14	May 10, 2012 (1) January 1, 2013 (1) January 1, 2014 (1) January 1, 2015 (1) January 1, 2016 (1)
Jeffrey A. Cook	41,666	208,334 (2)	6.01	February 27, 2017
Edward J. Marino	50,000 50,000 50,000	-- -- --	8.39 8.39 9.04	February 2, 2015 February 3, 2015 December 31, 2015
Moosa E. Moosa	25,000 25,000 30,000	-- -- --	8.39 8.39 9.04	February 2, 2015 February 3, 2015 December 31, 2015
Peter A. Bouchard	10,000 2,700 25,000 25,000 15,000	-- -- -- -- --	13.75 6.30 9.91 9.91 9.04	January 27, 2008 January 27, 2008 November 30, 2015 November 30, 2015 December 31, 2015
Quentin C. Baum	25,000	--	9.04	December 31, 2015

(1) See note (4) to the Grants Of Plan-Based Awards In Fiscal 2007 table above.

(2) See note (5) to the Grants Of Plan-Based Awards In Fiscal 2007 table above.

Option Exercises in Fiscal 2007

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jeffrey Jacobson	--	--
Jeffrey A. Cook	--	--
Edward J. Marino	507,500	884,439
Moosa E. Moosa	--	--
Peter A. Bouchard	--	--
Quentin C. Baum	--	--

(1) Value represents the closing price of a share of Common Stock on the applicable date of exercise minus the exercise price per share of the option, multiplied by the number of shares acquired on exercise.

Non-Qualified Deferred Compensation For Fiscal 2007

Name	Executive Contribution in Fiscal 2007 ($)	Presstek Contributions in Fiscal 2007 ($)	Aggregate Earnings in Fiscal 2007 ($)	Aggregate Withdrawal / Distributions ($)	Aggregate Balance at End of Fiscal 2007 ($)

Edward J. Marino	10,576	--	25,929	154,973	11,621

From 2005 to the date he terminated employment with the Company, Mr. Marino participated in, and accrued benefits under, the Company’s Nonqualified Deferred Compensation Plan. This plan permits the deferral of a participant’s base salary, performance-based bonus and other compensation. The minimum amount that may be deferred in any year by a participant is the greater of $2,000 or 2% of a participant’s eligible compensation and the maximum amount that may be deferred is equal to 50% of the participant’s base salary and 100% of the participant’s bonus, net of applicable taxes. In addition, the Company may make discretionary and matching contributions to a participant’s account, in its discretion. These company contributions vest 20% per year and are fully vested after five years, with accelerated vesting upon a termination of employment due to retirement, death, disability or upon a change in control of the Company. A participant may direct that his or her account under the plan be deemed invested in selected mutual and investment funds. Amounts under the plan are generally paid in a lump sum upon termination of employment (or in installments upon retirement, if elected by the participant) and may be subject to a six-month delay in payment to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code. A participant may also elect to receive in-service distributions under the plan in accordance with the terms of the plan.

Mr. Marino received a distribution of $154,973 in connection with his termination of employment in 2007 and received the remaining balance of $11,621 in January 2008. Of the amounts reported in the table for Mr. Marino, $96,563 in employee contributions and earnings thereon were reported in the prior year Summary Compensation Table.

Potential Payments Upon Termination or Change In Control

The Company has entered into employment agreements that will require the Company to provide compensation to the current named executive officers, Messrs. Jacobson and Cook, in the event of a termination of employment or a change in control of the Company. The material provisions of these agreements are described below. The following tables were prepared as though the employment of each of Messrs. Jacobson and Cook was terminated on December 28, 2007 (the last business day of fiscal 2007) using the closing price of our Common Stock as of that day ($4.85). The amounts under the column labeled “Change in Control” assume that a change in control occurred on December 28, 2007. We are required by the SEC to use these assumptions. However, the employment of neither of Messrs. Jacobson and Cook was terminated on December 28, 2007 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Messrs. Marino, Moosa, Bouchard and Baum each terminated their employment with the Company in 2007. See “Discussion Concerning Summary Compensation and Grants of Plan Based Awards Tables – Termination of Employment Agreements with

Former Executive Officers” and the Summary Compensation Table above in this proxy statement with regard to amounts paid and payable to Messrs. Marino, Moosa, Bouchard and Baum in connection with their respective employment terminations.

Jeffrey Jacobson

	Non-Renewal of Term of Employment by Executive	Non-Renewal of Employment Term by Company; Without Cause or Good Reason Termination (Non-Change in Control)	Death or Disability (Non-Change in Control)	Termination for Good Reason or Due to Death or Disability in Connection with Change in Control (1)	Voluntary Termination For Cause	Change in Control
Severance (2)	$1,000,000	$1,500,000	$1,500,000	$2,990,000	--	--
Continued benefits (3)	26,699	40,049	40,049	40,049	--	--
Accelerated vesting of equity (4)	(4)	(4)	(4)	(4)	(4)	(4)
Total (5)	$1,026,699	$1,540,049	$1,540,049	$3,030,049	--	(4)

(1) Assumes that Mr. Jacobson terminated his employment at the time of the change in control and was not requested to remain employed by the Company for an additional six months following the change in control, as permitted by the terms of his employment agreement.

(2) Severance payments are equal to one, 1.5 or 2.99 times the sum of Mr. Jacobson’s base salary at the time of termination, annual bonus (assuming 100% of the performance goals are achieved) for the year of termination and the amount of any discretionary bonus. The severance multiple depends on the type of termination, as described below.

(3) Represents the value associated with the continued payment by the Company of its premiums under the Company’s health and dental plans and continued provision of a car allowance and fuel expenses for either 12 or 18 months following termination, depending on the type of termination.

(4) As of December 28, 2007, the exercise price of Mr. Jacobson’s stock options was greater than the closing price of the Company’s Common Stock and for this reason no amounts are included in the table.

(5) Assumes that no amounts paid to Mr. Jacobson are reduced so as to not be subject to the excise tax under Section 4999 of the Internal Revenue Code.

Jeffrey A. Cook

	Non-Renewal of Term of Employment; Without Cause Termination (Non-Change in Control)	Termination without Cause or for Good Reason in Connection with Change in Control	Voluntary Termination/For Cause/Death/ Disability	Death/ Disability	Change in Control
Severance	$229,167 (1)	$825,000 (2)	--	--	--
Accelerated vesting of stock options	(3)(4)	(4)	(4)	(4)	(4)
Total	$229,167	$825,000	--	(4)	(4)

(1) Under the terms of Mr. Cook’s employment agreement, since he was not employed for 12 months as of December 28, 2007, he would only be entitled to receive a severance payment equal to the number of full months worked as of that date.

(2) Severance payments are equal to three times Mr. Cook’s average base salary at the time of termination.

(3) Stock options held by Mr. Cook accelerate upon a non-renewal of the initial employment term by the Company.

(4) As of December 28, 2007, the exercise price of Mr. Cook’s stock options was greater than the closing price of the Company’s

Common Stock and for this reason no amounts are included in the table.

Termination Provisions of Employment and Severance Arrangements with Messrs. Jacobson and Cook

Termination Provisions of Mr. Jacobson’s Employment Agreement. Under the terms of Mr. Jacobson’s employment agreement, if his employment is terminated by the Company without cause, by him with good reason, due to his death or disability or if either the Company or Mr. Jacobson provides the other party with notice of non-renewal of the employment term, Mr. Jacobson shall be entitled to the following payments and benefits upon his termination of employment:

•	full vesting of all unvested stock options, restricted stock and other equity awards;
•

1.5 times (or one times in the case of a termination due to non-renewal of the employment term by Mr. Jacobson) the sum of Mr. Jacobson’s then annual base salary, target annual bonus for the year of termination (assuming that 100% of the performance goals are achieved) and discretionary bonus (if any) paid during the year immediately preceding the year in which such termination occurs, payable in equal monthly installments over the 18-month period following employment termination; and

•

continued coverage at under the Company’s medical plans, car allowance and reimbursement of fuel expenses during the period that he is receiving severance, with the Company continuing to pay its portion of the applicable premiums during this period.

If Mr. Jacobson terminates his employment for good reason in connection with a change in control of the Company or in the event that Mr. Jacobson dies or becomes disabled within six months of a change in control, in lieu of the severance payments described above, he will be entitled to receive a lump sum cash payment equal to 2.99 times his annual base salary, target annual bonus for the year of termination (assuming that 100% of the performance goals are achieved) and discretionary bonus (if any) paid during the year immediately preceding the year in which such termination occurs (or at his option, treated as if a discretionary bonus had been paid without pro-ration for the year in which the change in control occurs), minus the amount of any severance payments he has already received. The amount will be paid to him in a lump sum following the later of the change in control or termination of employment, to the extent permitted by Section 409A of the Code. In addition, upon the occurrence of a change in control, all equity awards held by Mr. Jacobson will vest in full.

To the extent that any benefits or payments provided to Mr. Jacobson are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, he can elect to have the Company reduce such payments so that no payment will be subject to this excise tax. If he does not elect to reduce the payments, he will be responsible for the amount of this tax.

For purposes of Mr. Jacobson’s employment agreement, “cause” means his:

•	conviction of a felony or theft from the Company;
•	breach of fiduciary duty involving personal profit; or
•

sustained and continuous conduct which adversely affects the Company’s reputation or his failure to comply with the lawful directions of the board of directors, in each case that is not remedied within 30 days after notice is given to him by the Company of such act.

“Good reason” is defined as any one of the following, which is not cured within 30 days by the Company after notice is given by Mr. Jacobson:

•	any material diminution in his duties, title, authority or reporting line, or failure to reelect or reappoint him to the board of directors;
•	a reduction in or failure to pay compensation when due;
•	a change in control;
•	a relocation without consent to a principal work place that is more than 50 miles from the Company’s headquarters in New Hampshire or the Westchester County Airport; or

•

a reduction of his benefits under the Company’s benefit plans to less than the benefits of 90% of the Company’s other employees, except if initiated by Mr. Jacobson or approved in his capacity as a board member.

“Disability” means Mr. Jacobson is unable, because of injury or sickness, to perform the material duties of his regular occupation for six consecutive months in any 12 month period.

“Change in control” means:

•	individuals who constitute the board of directors of the Company cease to constitute a majority of the board as a result of any cash tender or exchange offer, merger or other similar transaction;
•	the consummation of a merger if more than 50% of the combined voting power after such transaction is not owned by the Company’s shareholders as of immediately prior to such transaction; or
•	the sale or disposition of all or substantially all the Company’s assets.

Mr. Jacobson’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement. Mr. Jacobson is required to refrain from competing with the Company for 18 months after a termination of his employment by the Company for cause or by him without good reason or if he elects not to renew the employment term. The period will be 12 months if the termination is by him with good reason as a result of a change in control, and if the termination is by the Company without cause or otherwise by him with good reason, the period will be six months following employment termination. Mr. Jacobson will not be subject to non-competition and non-solicitation covenants if his employment is terminated due to the Company electing not to renew the employment term. Mr. Jacobson has agreed to remain employed for up to six months following a change in control if so requested and any period in which he is so employed will count against the periods described in this paragraph.

Termination Provisions of Mr. Cook’s Employment Agreement. Under the terms of Mr. Cook’s employment agreement, if his employment is terminated by the Company without cause or if either the Company or Mr. Cook provides the other party with notice of non-renewal of the employment term, Mr. Cook shall be entitled to the following payments and benefits upon his termination of employment:

•

One year of base salary, payable in 12 equal monthly installments (or, in the case of a termination that occurs before Mr. Cook has completed 12 months of service, one month of base salary for each completed full month of service, with a minimum payment equal to six months of base salary); and

•	Full vesting of unvested stock options (upon a non-renewal of the initial employment term by the Company).

If his employment is terminated by the Company without cause or by him with good reason in connection with or within the one and a half year period following a change in control, he shall be entitled to the following payments and benefits upon his termination of employment:

•	Three times Mr. Cook’s average annual base salary over the five most recent years immediately prior to the change in control, payable in a lump sum; and
•	Full vesting of unvested stock options upon a change of control.

In addition, upon his death or disability, all stock options held by Mr. Cook will vest in full.

For purposes of Mr. Cook’s employment agreement, “cause” is generally defined in the same manner as Mr. Jacobson’s agreement, except that in lieu of the last prong described under Mr. Jacobson’s agreement, cause for Mr. Cook exists if there is sustained and continuous conduct by Mr. Cook that adversely affects the reputation of the Company.

“Good reason” is defined as any one of the following, without Mr. Cook’s consent:

•

the assignment of duties and responsibilities that are not at least substantially equivalent to his duties and responsibilities before the change in control or a failure to continue him in a position and title that is substantially equivalent (other than as a result of a termination without cause or due to his disability);

•

a reduction in or failure to pay total annual cash compensation in an amount equal to or greater than the sum of his salary at the highest annual rate in effect during the 12-month period immediately before the change in control and the bonus paid to similarly situated employees under the acquiring Company’s bonus plan for the year ending immediately prior to the change in control (with the bonus not to be less than 60% of the bonus provided in the employment agreement);

•	a reduction in benefits to less than benefits of similarly situated employees under any benefit plan of the acquiring employer immediately prior to the change in control;
•	a relocation to a location that is more than 35 miles from the Company’s current headquarters; or
•	a material breach of the employment agreement by the Company.

“Change in control” means individuals who constitute the board of directors cease to constitute a majority of the board as a result of any cash tender or exchange offer, merger or other similar transaction.

Mr. Cook’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement. Mr. Cook is required to refrain from competing with the Company for two years after a termination of his employment for any reason and soliciting the Company’s employees for two years and customers for one year after a termination of his employment for any reason.

RELATED PERSON TRANSACTIONS

Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein LLP and shares in the profits of that firm. During the fiscal year ended December 29, 2007, the Company paid $1,100,000 in legal fees and expenses to Amster, Rothstein & Ebenstein LLP for services related to representing the Company on various intellectual property matters. With regard to approval of related person transactions, the Company’s practice is to refer any proposed related person transaction to our Audit Committee for consideration and approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Dr. Howard as Chair, and Members Messrs. Rappaport and Mullaney. Dr. Howard was formerly an officer of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 29, 2007, with respect to shares of the Company’s Common Stock authorized for issuance under awards made under equity compensation plans, including the Company’s 1988 Stock Option Plan (the “1988 Plan”), the 1991 Stock Option Plan (the “1991 Plan”), the 1994 Stock Option Plan (the “1994 Plan”), the 1997 Interim Stock Option Plan (the “1997 Plan”), the 1998 Stock Option Plan (the “1998 Plan”), the 2003 Stock Option and Incentive Plan of Presstek, Inc. (the “2003 Plan”), the Non-Employee Director Stock Option Plan (the “Director Plan”) and the 2002 Employee Stock Purchase Plan (the “ESPP”). Except for the 1997 Plan and a non-plan option grant to our Chief Executive Officer described below, each of the foregoing equity compensation plans has been approved by the stockholders of the Company. As of December 29, 2007, no awards were permitted to be made under the 1988 Plan, the 1991 Plan, the 1994 Plan, the Director Plan, or the 1997 Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities) reflected in column (a))

	(a)	(b)	(c)

Plan Category

Equity compensation plans approved by security holders (3)	2,760,892 (1)	$8.95 (1)	2,397,012 (2)

Equity compensation plans not approved by security holders (4)	1,055,675	6.44	--

Total	3,816,567	$8.26	2,397,012 (2)

(1)	Excludes purchase rights accruing as of December 29, 2007 under the ESPP.

(2)           Includes shares available for future issuance under the 1998 Plan, the 2003 Plan and the ESPP. As of December 29, 2007, an aggregate of 769,020 shares of Common Stock were available for issuance pursuant to the ESPP. Under the ESPP, each eligible employee may purchase up to 750 shares of Common Stock each quarterly purchase period at a purchase price per share equal to 85% of the lower of the fair market value (as defined in the ESPP) of Common Stock on the first or last trading day of a purchase period.

(3)           Consists of the 1988 Plan, the 1991 Plan, the 1994 Plan, the 1998 Plan, the 2003 Plan, the Director Plan and the ESPP.

(4)           Consists of 55,675 shares issuable under awards made under the 1997 Plan and the grant of a non-plan stock option exercisable for 1,000,000 shares of Common Stock to Mr. Jacobson pursuant to Nasdaq Rule 4350(i)(1)(A)(iv) as an inducement material to Mr. Jacobson entering into employment with the Company. As required by SEC rules, since the 1997 Plan and the non-plan stock option were not approved by stockholders, information on such plan and option is set forth below.

1997 Interim Stock Option Plan

The 1997 Plan was adopted for the purpose of granting non-statutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including directors, officers, employees, independent agents, consultants and attorneys. A total of 250,000 shares of Common Stock were initially reserved for issuance under the 1997 Plan. The Company’s ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the Plan continues to govern the options still outstanding under the 1997 Plan, all of which are fully vested. Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant. The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution. If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. If an employee is terminated for cause or voluntarily leaves the employ of the Company without the Company’s consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable. Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by the employee's beneficiary, at any time within one year after the date of the employee’s death. In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.

2007 Option Grant to Mr. Jacobson

Information regarding the terms of the non-plan option grant made to Mr. Jacobson are set forth in note (4) to the Grants Of Plan-Based Awards In Fiscal 2007 table above, which information is incorporated herein by reference.

PROPOSAL 2

APPROVAL OF THE PRESSTEK, INC. 2008 OMNIBUS INCENTIVE PLAN

On April 22, 2008, our Board of Directors approved, subject to stockholder approval, the Presstek, Inc. 2008 Omnibus Incentive Plan (the “Omnibus Plan”). We are submitting the Omnibus Plan to our stockholders for approval, which is required under the terms of the Omnibus Plan for awards under the Omnibus Plan to be valid and effective. We are also seeking stockholder approval in accordance with the requirements of the Nasdaq Global Select Market rules and in order for certain awards under the Omnibus Plan to qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code.

We believe that appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in our Company, and to align the interests of our employees, consultants and directors to those of our stockholders. The approval of the Omnibus Plan will enable us to continue to provide such incentives. If our stockholders approve the Omnibus Plan, no further awards will be granted under the Presstek, Inc. 2003 Stock Option and Incentive Plan, which is the only equity plan, other than our Employee Stock Purchase Plan, under which stock options and other stock-based awards can be currently granted.

If the Omnibus Plan is not approved by our stockholders, no awards will be granted under this plan. However, our Compensation Committee may continue to grant awards under the 2003 Stock Option and Incentive Plan.

Description of the Omnibus Plan

The following is a summary of the material features of the Omnibus Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Omnibus Plan, which is attached to this proxy statement as Appendix A.

Purposes of the Omnibus Plan. The purposes of the Omnibus Plan are to attract, retain and reward employees, directors and consultants, to provide additional incentives to these employees, directors and consultants by aligning their interests with those of our stockholders and to promote our success and business.

Administration. The Omnibus Plan will be administered by our Board, or, if it is designated by our Board to administer the Plan, the Compensation Committee of our Board (either, as applicable, referred to as the “committee”). The Omnibus Plan gives the committee discretion to make awards under the Omnibus Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Omnibus Plan, and to make other determinations and take other actions necessary or advisable for administering the Omnibus Plan and effectuating its purposes.

The committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the Omnibus Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility. Employees, directors and consultants of our Company and our subsidiaries and affiliates are eligible to participate in the Omnibus Plan. This group currently includes nine directors and approximately 725 executive officers, other employees and consultants.

Shares Available for Awards. If the Omnibus Plan is approved, 3,000,000 shares of our Common Stock will be reserved for awards under this plan. Shares delivered under the Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by us. On April 24, 2008, the closing price of a share of our Common Stock on the NASDAQ Global Market was $4.55.

Shares reserved for awards that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the Omnibus Plan. Substitute awards may be granted under the Omnibus Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of an acquired company in a merger or consolidation. Substitute awards will not count against the share limit under the Omnibus Plan. Awards other than stock options and restricted stock may be settled in a form other than common stock, such as cash.

Individual Limits. In any year, an eligible employee, consultant, or director may receive under the Omnibus Plan stock options or stock appreciation rights with respect to no more than 350,000 shares of our Common Stock and restricted stock, restricted stock units, unrestricted grants of shares, performance awards or other similar awards with respect to no more than 350,000 shares.

Adjustments. The aggregate number of shares under the Omnibus Plan, the class of shares as to which awards may be granted and the exercise price of and number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Types of Awards. The Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The Omnibus Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Stock appreciation rights may be settled in cash, common stock or a combination of the two, as determined by the committee. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, cash or a combination thereof based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares and other awards that are convertible into our Common Stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions must be based on any one of the following performance goals or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

•	General Financial Objectives:
▪	Increasing our Company’s net sales;
▪

Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

▪

Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for our Company, an affiliate, or a business unit;

▪	Achieving a target return on our Company’s (or an affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;
▪	Maintaining or achieving a target level of appreciation in the price of the shares;
▪	Increasing our Company’s (or an affiliate’s) market share to a specified target level;
▪	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;
▪	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;
▪	Achieving specified reductions in costs or targeted levels in costs;
▪	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and
▪	Achieving a level of cash flow.

•	Operational Objectives:
▪	Introducing one or more products into one or more new markets;
▪	Acquiring a prescribed number of new clients in a line of business;
▪	Achieving a prescribed level of productivity within a business unit;
▪	Completing specified projects within or below the applicable budget;
▪	Completing acquisitions of other businesses or integrating acquired businesses; and
▪	Expanding into other markets.

•	And any other criteria established by the committee (but only if such other criteria are approved by our stockholders).

Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

Nontransferability. In general, awards under the Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members.

Change in Control. The committee has the discretion to determine the treatment of awards upon a change in control.

Withholding. We are authorized to withhold from any award granted and any payment relating to any award under the Omnibus Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. Our Board or the Compensation Committee may amend, alter, suspend, or terminate the Omnibus Plan at any time. If necessary to comply with any applicable law any such amendment will be subject to stockholder approval. Without the consent of an affected participant, no action may impair the rights of such participant under any previously granted award, without his or her consent, unless required to comply with applicable law.

Effective Date and Duration. The Omnibus Plan’s effective date is April 22, 2008. However, the Omnibus Plan and any awards will be null and void if the Omnibus Plan is not approved by the our stockholders before any compensation under the Omnibus Plan is paid. Unless it is terminated sooner, the Omnibus Plan will terminate upon the earlier of the 10th anniversary of the effective date or the date all shares available for issuance under the Omnibus Plan have been issued and vested.

Federal Income Tax Consequences

The material federal income tax consequences of the grant and exercise of stock options and other awards under the Omnibus Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Omnibus Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.

Stock Options. The grant of a stock option will have no tax consequences to grantee or to us. In general, upon the exercise of an incentive stock option, the grantee will not recognize income and we will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the grantee or to us. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to us. When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount.

Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its three other most highly compensated executive officers, other than an executive officer serving solely as the chief financial officer, to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The Omnibus Plan permits the grant of awards that qualify as performance-based compensation (such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as restricted stock and restricted stock units that are not conditioned on achievement of performance goals). If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m) of the Code, they will be fully deductible by us.

New Plan Benefits. The committee has not granted any awards under the Omnibus Plan. If the Omnibus Plan is approved by our stockholders, any future grants of awards thereunder that will be made to other eligible executive officers, employees and directors are subject to the discretion of the committee and, therefore, are not determinable at this time.

The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the annual meeting is required for approval of the Presstek, Inc. 2008 Omnibus Incentive Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OMNIBUS PLAN.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 28, 2008 (except as otherwise indicated) by:

•	each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock;
•	each of the named executive officers included in the Summary Compensation Table in the Executive Compensation section of this proxy statement;
•	each of our current directors; and
•	all current executive officers and directors as a group.
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Peter Kellogg and IAT Reinsurance Company Ltd c/o IAT Reinsurance Company Ltd. 48 Wall Street New York, NY 10005	9,000,000 (3)	24.6%
Dr. Lawrence Howard	1,349,828 (4)	3.7
Jeffrey Jacobson	700,000 (5)	1.9
John W. Dreyer	320,092 (6)	*
Daniel S. Ebenstein	65,500 (7)	*
Michael D. Moffitt	52,340 (8)	*
Brian F. Mullaney	40,000 (9)	*
Frank D. Steenburgh	--	--
Steven N. Rappaport	92,500 (10)	*
Donald C. Waite, III	62,500 (11)	*
Jeffrey A. Cook	83,333 (12)	*
Edward J. Marino	155,000 (13)	*
Moosa E. Moosa	80,000 (14)	*
Peter A. Bouchard	80,000 (15)	*
Quentin C. Baum	25,000 (16)	*
All current executive officers and directors as a group (12 persons)	2,766,093(17)	7.3%

________________________

* Less than 1%.

(1)           Except as otherwise noted below, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(2)           Applicable percentage of ownership is based upon 36,602,840 shares of Common Stock outstanding as of April 28, 2008. Beneficial ownership is determined in accordance with applicable SEC rules. Options for shares of Common Stock which are currently exercisable or exercisable within 60 days of the record date are referred to below as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)           Based on Form 4 filed with the Securities and Exchange Commission on April 17, 2008 (the “Form 4”) by Mr. Kellogg. According to Amendment No. 1 to a Schedule 13D filed by Mr. Kellogg and IAT Reinsurance Company Ltd. (“IAT”) on June 27, 2007 (the “Schedule 13D”) with respect to an aggregate of 7,695,178 shares then reported: (i) Mr. Kellogg is the sole owner of the voting stock of IAT and is a director, President and CEO of IAT; (ii) as of April 26, 2007, 7,615,178 shares were held by IAT (8,797,000 as of April 16, 2008 according to the Form 4, as to which shares Mr. Kellogg disclaims beneficial ownership) and its wholly-owned subsidiaries, 100,000 shares were held by a foundation controlled by Mr. Kellogg and his wife, and 80,000 shares were held by companies controlled by Mr. Kellogg; and (iii) Mr. Kellogg had sole power to vote or direct the vote of, dispose of or direct the disposal of all but 100,000 of the shares reported in the Schedule 13D, as to which he had such shared voting and investment power. According to the Form 4, as of April 16, 2008, Mr. Kellogg directly held 203,000 of the 9,000,000 shares reported as beneficially owned.

(4)           As to 110,503 of such shares, Dr. Howard is a managing member and the owner of 23% of the member interests of a limited liability company of which Dr. Howard’s daughter owns the other 77% of member interests. As to 182,195 of such shares, Dr. Howard is the owner and a managing member of 20% of the member interests of another limited liability company of which Dr. Howard’s daughter and son own the other 80% of member interests. Accordingly, Dr. Howard has shared voting and investment power over the shares held by such limited liability companies. The shares in the table for Dr. Howard also includes 65,000 shares subject to exercisable stock options, 35,000 shares held by Dr. Howard’s wife, including 13,500 shares she holds as custodian for minor children, and 9,625 shares held by Dr. Howard’s daughter. As to all such shares held by Dr. Howard’s wife and daughter, Dr. Howard may be deemed to have shared voting and investment power.

(5)	Includes 400,000 shares issuable pursuant to exercisable stock options.

(6)	Includes 260,092 shares issuable pursuant to exercisable stock options.

(7)           Includes 62,500 shares issuable pursuant to exercisable stock options and 3,000 shares held of record by Mr. Ebenstein’s child with respect to which Mr. Ebenstein disclaims any beneficial ownership interest.

(8)	Includes 45,000 shares issuable pursuant to exercisable stock options.

(9)	Consists of shares issuable pursuant to exercisable stock options.

(10)	Includes 62,500 shares issuable pursuant to exercisable stock options.

(11)	Includes 57,500 shares issuable pursuant to exercisable stock options.

(12)	Consists of shares issuable pursuant to exercisable stock options.

(13)	Includes 150,000 shares issuable pursuant to exercisable stock options.

(14)	Consists of shares issuable pursuant to exercisable stock options.

(15)	Includes 65,000 shares issuable pursuant to exercisable stock options. The number of outstanding shares beneficially owned is based on a Form 4 filed by Mr. Bouchard on January 4, 2006.

(16)	Consists of shares issuable pursuant to exercisable stock options.

(17)	Includes 1,180,925 shares issuable pursuant to exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16 forms they file. Based solely on its review of the copies of such filings and written representations from the Company’s directors and executive officers, the Company believes that during the fiscal year ended December 29, 2007, all Reporting Persons timely filed all Section 16(a) reports required to be filed by them, except that one Form 4 filed by John Dreyer was filed one day late.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. Rappaport as Chair, Dr. Howard and Mr. Waite. The Audit Committee operates under a written charter adopted by the Board and reviewed by the Board for adequacy each year, a copy of which is posted on the Company’s Web site at www.presstek.com. The Audit Committee, among other things: (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company; (ii) selects and evaluates the performance of the Company’s independent registered public accounting firm; (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company; and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company’s compliance with U.S. generally accepted accounting principles and certain legal and regulatory requirements.

The Audit Committee reviewed the audited consolidated balance sheets of the Company as of December 29, 2007 and December 30, 2006, and the related consolidated statements of operations, of changes in stockholders’ equity and comprehensive income and of cash flows for the fiscal years ended December 29, 2007, December 30, 2006 and December 31, 2005, and the related notes thereto, and has discussed them with all of management and KPMG LLP, the Company’s independent registered public accountants, for the fiscal years ended December 29, 2007 and December 30, 2006, and BDO Seidman, LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005.

The Audit Committee has also discussed with KPMG LLP and BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP and BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and has discussed with KPMG LLP and BDO Seidman, LLP, each firm’s respective independence.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company’s independent registered public accounting firm and management. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Steven N. Rappaport, Chair

Dr. Lawrence Howard

Donald C. Waite, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s independent registered public accountants for the fiscal year ended November 29, 2007 was KPMG LLP, which has served as the Company’s independent registered public accountants since June 22, 2006. Because the audit engagement for fiscal 2007 was only recently completed with the filing of the Company’s Annual Report on Form 10-K on April 30, 2008, the Board’s Audit Committee has not yet made a decision on the selection of independent registered public accountants for the fiscal year to end January 3, 2009. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Auditor Fees

Set forth below are the fees billed to the Company by KPMG LLP for the fiscal periods indicated.

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$1,800,000	$ 1,418,000
Audit-Related Fees	--	--
Tax Fees (2)	--	12,000
All Other Fees	--	--

Total Fees	$1,800,000	$ 1,430,000

(1)   Audit Fees consist of fees for professional services provided in connection with the integrated audit of the Company’s financial statements and internal control over financial reporting, and review of financial statements included in Forms 10-Q, and includes services that generally only the external auditor can reasonably provide, such as attest services, consents and assistance with and review of documents filed with the SEC.

(2)   Tax Fees include fees for the review of the annual income tax returns for fiscal 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Change in Independent Auditors in 2006

On June 19, 2006, the Company’s Board of Directors, through its Audit Committee, dismissed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2005 and January 1, 2005, management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2005 and January 1, 2005, and during the subsequent interim period prior to the engagement of KPMG LLP described below, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the financial statements of the Company for such fiscal years.

None of the reportable events described in Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s fiscal years ended December 31, 2005 and January 1, 2005 or the subsequent interim period prior to the Company engaging KPMG LLP.

On June 22, 2006, the Company’s Board of Directors, through its Audit Committee, engaged KPMG LLP as the Company’s new independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2005 and January 1, 2005, and during the subsequent interim period through the engagement of KPMG LLP, the Company did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K; or a reportable event, as that term is defined in Item 304(a)(1)(v) of

Regulation S-K.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written request to Presstek, Inc., 55 Executive Drive Hudson, New Hampshire 03051; Attention: the Secretary of the Corporation, or orally via telephone to 603-595-7000, we will provide separate copies of the Annual Report and/or this proxy statement.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

The Company’s Annual Report on Form 10-K, containing audited consolidated financial statements for the fiscal year ended December 29, 2007, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K will be provided, without charge, upon written request to Presstek, Inc., 55 Executive Drive Hudson, New Hampshire 03051; Attention: Secretary of the Corporation.

By order of the Board of Directors,

James R. Van Horn

Secretary

May 9, 2008

Appendix A

PRESSTEK, INC.

2008 OMNIBUS INCENTIVE PLAN

ARTICLE 1.

BACKGROUND AND PURPOSE

1.1.         Background. This 2008 Omnibus Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2.          Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3.         Eligibility. Employees, Consultants, and Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4.          Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth below.

(a)          “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided, however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

(b)         “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)          “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

(d)         “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)          “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(f)          “Board” means the Board of Directors of the Company.

(g)         “Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement, or (2) with respect to any other Participant, any of the following:

(i)	the Participant’s breach of fiduciary duty involving personal profit;

(ii)           the Participant’s commission of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(iii)          acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(iv)          the Participant’s sustained and continuous conduct which adversely affects the reputation of the Company that is not remedied after receipt of written notice from the Board or the Chief Executive Officer of the Company specifying such conduct; or

(v)	the Participant’s failure to comply with lawful directions of the Board or the Chief Executive Officer of the

Company that is not remedied within a reasonable period of time after receipt of written notice from the Board or the Chief Executive Officer specifying such failure.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

(h)	“Change in Control” shall mean the first to occur of any one of the following events:

(i)            any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.01% or more of the combined voting power of the Company’s securities; provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

(A)	by the Company or any of its subsidiaries,
(B)	by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, or
(C)	by any underwriter temporarily holding securities pursuant to an offering of such securities.

(ii)           at any time during a period of 12 consecutive months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least a majority of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director;

(iii)          the consummation of a merger, consolidation, or other similar form of corporate reorganization of the Company, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(iv)          a sale of all or substantially all of the Company’s assets is consummated (it being understood that “substantially all” for purposes of this subsection (iv) means assets of the Company having a total gross fair market value equal to more than 40% of the total gross fair market value of all assets of the Company immediately prior to such transaction or transactions).

(i)          “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(j)          “Committee” means the Board or, if designated by the Board to administer the Plan, the Compensation Committee of the Board or a subcommittee thereof.

(k)          “Company” means Presstek, Inc., a Delaware corporation, or any successor thereto.

(l)          “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

(m)          “Director” means a member of the Board.

(n)         “Effective Date” means the date of approval of the Plan by the Board; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

(o)         “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)         “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(r)          “Fair Market Value” means, with respect to a Share as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)), (i) if the Shares are admitted to trading on a national securities exchange, the closing price of a Share on such date (or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded), (ii) if the Shares are not admitted to trading on a national securities exchange, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Shares were not quoted on such day, then the next preceding day on which the Shares were quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.

(s)          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)          “Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)         “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

(v)         “Participant” means the holder of an outstanding Award granted under the Plan.

(w)         “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(x)         “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(y)         “Plan” means the Presstek, Inc. 2008 Omnibus Incentive Plan.

(z)          “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

(aa)        “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(bb)       “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

(cc)       “Service Provider” means an Employee, Director, or Consultant of the Company or an Affiliate.

(dd)       “Share” means a share of the Company’s common stock, par value $0.01 per share.

(ee)        “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

(ff)        “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

(gg)       “Termination of Service” means the date an individual ceases to be a Service Provider in any capacity. Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant remains a Service Provider. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

ARTICLE 2.

SHARE LIMITS

2.1.	Shares Subject to the Plan.

(a)           Share Reserve. Subject to adjustment under Section 2.3 of the Plan, Awards may be made under the Plan for up to an aggregate of 3,000,000 Shares. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)           Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 11.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

(c)           Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)           Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2.          Individual Share Limit. In any Tax Year, no individual shall be granted Options and Stock Appreciation Rights with respect to more than 350,000 Shares and Restricted Stock, Restricted Stock Units, performance awards, unrestricted grants of Shares or other similar Awards with respect to more than 350,000 Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code.

(a)           Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)           Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 2.2.

2.3.          Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)           proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b)           subject to Section 11.9 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

ARTICLE 3.

PLAN ADMINISTRATION

3.1.	Administrator. The Plan shall be administered by the Committee.

3.2.          Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine and amend, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 13.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 11.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting of an Award; (m) to determine the treatment of Awards in connection with a Change in Control; and (n) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.         Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A, in a manner that complies with Section 409A. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4.         Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.          Delegation to Executive Officers. To the extent permitted by Applicable Law, the Committee may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers or Directors as eligible to receive awards under the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers or Directors. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan.

3.6.        Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

ARTICLE 4.

VESTING AND PERFORMANCE OBJECTIVES

4.1.         General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2.          Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.

4.3.	Performance Objectives.

(a)           Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. Performance Objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Performance Objectives with respect to any Award may include any one or more of the following General Financial and/or Operational Objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

(i)	General Financial Objectives:
•	Increasing the Company’s net sales;

•              Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share);

•              Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

•              Achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of the Shares;
•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

•              Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•              Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs or targeted levels in costs;

•              Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and

•	Achieving a level of cash flow.
(ii)	Operational Objectives:
•	Introducing one or more products into one or more new markets;
•	Acquiring a prescribed number of new customers in a line of business;
•	Achieving a prescribed level of productivity within a business unit;
•	Completing specified projects within or below the applicable budget;
•	Completing acquisitions of other businesses or integrating acquired businesses; and
•	Expanding into other markets.
(iii)	Any other criteria established by the Committee (but only if such criteria is approved by the Company's stockholders).

(b)           Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a) above, and the other material terms of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders in the time period prescribed by Section 162(m) of the Code.

(c)           Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than ninety (90) days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)           Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e)           Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

ARTICLE 5.

STOCK OPTIONS

5.1.         Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2.	Type of Option.

(a)           Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)           Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.	Limitations.

(a)           Maximum Term. No Option shall have a term in excess of ten (10) years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)           Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)           $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d)           10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4.          Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a)           Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b)           Tender of Shares. Consideration may be paid by the tendering of other Shares to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered in exchange for Shares issued under the Plan may not be Shares of Restricted Stock at the time they are tendered. The Committee shall determine acceptable methods for tendering Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering Shares, such Shares shall be valued at their Fair Market Value on the date of tender.

(c)           Broker-Assisted Cashless Exercise. Subject to the Committee’s approval and further subject to the Shares being actively traded on a securities exchange, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d)           Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5.	Exercise of Option.

(a)           Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b)           Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.

ARTICLE 6.

STOCK APPRECIATION RIGHTS

6.1.          Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement. Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.	Exercise of Stock Appreciation Right.

(a)           Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)           Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

ARTICLE 7.

RESTRICTED STOCK

7.1.          Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.          Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.          Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.         Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5.         Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.          Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement.

(a)           Unless otherwise provided by the Committee, if any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)           If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1.          Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2.          Settlement of Restricted Stock Units. Subject to Section 11.5 of the Plan, unless otherwise provided in an Award Agreement, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.          Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.          Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

ARTICLE 9.

OTHER EQUITY-BASED AWARDS

9.1.          Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, unrestricted Shares, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.

ARTICLE 10.

TERMINATION OF SERVICE

10.1        Effect of Termination of Service on Awards; Forfeiture. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1.        No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

11.2.        No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

11.3.        No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

11.4.        Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

11.5.       Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

11.6.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

11.7.	Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)           Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

11.8.      Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, rights of the Company to repurchase Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the Shares as described therein).

11.9       Change in Control. In addition to the provisions described in the Plan and in Section 11.8 above, any Award Agreement may include provisions for the treatment of Awards in connection with a Change in Control, including the acceleration of vesting and/or exercisability of Awards upon a Change in Control. The Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control.

11.10.      Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

11.11.      Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

ARTICLE 12.

TERM, AMENDMENT, AND TERMINATION OF PLAN

12.1.	Term of Plan. The Plan shall become effective on the Effective Date.

12.2.        Termination. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

12.3.        Amendment. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Any revision that deletes or limits the scope of the provisions of Section 11.8 prohibiting Repricing of Options or Stock Appreciation Rights without stockholder approval shall require stockholder approval.

12.4.       Effect of Amendment or Termination. Except as provided in Section 12.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

12.5.        Adjustments of Awards upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE 13.

MISCELLANEOUS

13.1.        Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

13.2.       Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

13.3.       Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

13.4.	Expenses. The costs of administering the Plan shall be paid by the Company.

13.5         Severability. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.6.       Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean “include but not be limited to,” and the word “including” shall mean “including but not limited to.”

13.7.        No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

13.8.        Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.19.	Complete Statement of Plan. This document is a complete statement of the Plan.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PRESSTEK, INC.

The undersigned appoints Jeffrey A. Cook and James R. Van Horn, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Presstek, Inc. held of record by the undersigned at the close of business on May 7, 2008 at the 2008 Annual Meeting of Shareholders of Presstek, Inc. to be held on June 11, 2008 or at any adjournment thereof. Each person is individually authorized to vote as specified on proposals 1 and 2 and otherwise in his discretion

(Continued, and to be marked, dated and signed, on the other side)

  FOLD AND DETACH HERE AND READ THE REVERSE SIDE

VOTE BY INTERNET OR TELEPHONE QUICK +++ EASY +++ IMMEDIATE

PRESSTEK, INC.

Voting by Internet or telephone is quick, easy and immediate. As a Presstek, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 P.M., Eastern Time, on June 10, 2008.

To Vote Your Proxy by Internet

www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

PROXY

Please mark your vote like this	X

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

	FOR	WITHHOLD AUTHORITY
1. ELECTION OF DIRECTORS:	□	□	.
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
01 Jeffrey Jacobson	02 John W. Dreyer	03 Daniel S. Ebenstein
04 Dr. Lawrence Howard	05 Frank D. Steenburgh	06 Steven N. Rappaport
07 Donald C. Waite, III

2.	PROPOSAL TO APPROVE THE PRESSTEK 2008 OMNIBUS INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
□	□	□

Signature________________________________Signature_________________________________Date____________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.